Exhibit 8.1.

List of Bancolombia’s subsidiaries as of December 31, 2009.

Entity	Jurisdiction of Incorporation	Business	Shareholding directly and indirectly

Leasing Bancolombia S.A. Compañía de Financiamiento	Colombia	Leasing	100%
Leasing Perú S.A	Perú	Leasing	100%
Fiduciaria Bancolombia S.A. Sociedad Fiduciaria.	Colombia	Trust	98.81%
Fiduciaria GBC S.A.	Peru	Trust	98.82%
Bancolombia Panamá S.A.	Panama	Banking	100%
Bancolombia Caymán S.A.	Cayman Islands	Banking	100%
Sistema de Inversiones y Negocios S.A. Sinesa	Panama	Investments	100%
Sinesa Holding Company Ltda.	British Virgin Islands	Investments	100%
Future Net S.A	Panama	E-commerce	100%
Banca de Inversión Bancolombia S.A. Corporación Financiera	Colombia	Investment Banking	100%
Inmobiliaria Bancol S.A.	Colombia	Real estate broker	99.03%
Valores Simesa S.A.	Colombia	Investments	69.66%
Todo 1 Colombia S.A.	Colombia	E-commerce	89.92%
Compañía de Financiamiento Sufinanciamiento S.A	Colombia	Financial services	99.99%
Renting Colombia S.A.	Colombia	Operating leasing	80.50%

Entity	Jurisdiction of Incorporation	Business	Shareholding directly and indirectly
Renting Perú S.A.C.	Peru	Operating leasing	80.60%
RC Rent a Car S.A.S	Colombia	Car Rental	80.50%
Capital Investments SAFI S.A.	Peru	Trust	80.60%
Fondo de Inversión en Arrendamiento Operativo Renting Perú	Peru	Car Rental	80.60%
Transportempo S.A.S	Colombia	Transportation	80.50%
Suleasing Internacional USA Inc	USA	Leasing	100%
Inversiones CFNS Ltda.	Colombia	Investments	100%
Valores Bancolombia S.A. Comisionista de Bolsa	Colombia	Securities brokerage	100%
Valores Bancolombia Panamá S.A.	Panama	Securities brokerage	100%
Suvalor Panamá Fondo de Inversión S.A.	Panama	Holding	100%
Bancolombia Puerto Rico Internacional, Inc	Puerto Rico	Banking	100%
Inversiones Valores y Logística S.A. “En Liquidación”	Colombia	Investments	98.25%
Factoring Bancolombia S.A. Compañía de Financiamiento	Colombia	Financial services	100%
Patrimonio Autónomo CV Sufinanciamiento	Colombia	Loan management	100%
Banagrícola S.A.	Panama	Investments	99.16%
Banco Agrícola Panamá S.A.	Panama	Banking	99.16%
Inversiones Financieras Banco Agrícola S.A. IFBA	El Salvador	Investments	98.87%
Banco Agrícola S.A.	El Salvador	Banking	97.28%
Arrendadora Financiera S.A. Arfinsa	El Salvador	Leasing	97.29%
Credibac S.A. de CV	El Salvador	Credit card services	97.28%
Bursabac S.A. de CV	El Salvador	Securities brokerage	98.87%
AFP Crecer S.A.	El Salvador	Pension fund	98.96%
Asesuisa S.A.	El Salvador	Insurance company	96.07%
Asesuisa Vida S.A.	El Salvador	Insurance company	96.07%